Exhibit 3.93

10/22/84 CERTIFICATE OF INC.

CERTIFICATE OF INCORPORATION

OF

ROADRUNNER RECORDS & MUSIC PUBLISHING CO., INC.

under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1. The name of the proposed corporation is ROADRUNNER RECORDS & MUSIC PUBLISHING CO., INC.

2. The purpose or purposes for which this corporation is formed, are as follows, to wit:

To organize, rehearse, employ, represent and develop artistic performing abilities of individuals who are performers, and to produce the same for public and private performances in any entertainment medium whatsoever.

To carry on the business of producing records and tapes, theatrical motion pictures, television programming and radio programming and other entertainment.

To engage in the business of manufacturing, leasing, selling, producing, recording and distributing mechanical devices of any kind whatsoever now known or to become known, which devices reproduce sight and sound of every nature and description including but not limited to master tapes, compact discs and videograms. To acquire and operate phonograph recording, film, videogram and electrical transcription exchanges; and to exchange or otherwise dispose of any and all kinds of records, electrical transmissions or other devices by which sight and sound or sight alone or sound alone may be reproduced in any manner whatsoever.

To acquire all copyrights, licenses or other rights to or in plays, films, dramas, musical compositions, dramatizations, phonograph records, video tapes and devices and intellectual properties of all kinds. To acquire, erect, furnish and equip, maintain and operate recording studios, film studios and television studios and other buildings or structures. To conduct, carry on, manage and operate entertainment or amusement enterprises of every kind now known or to become known.

The above may be done in any state or territory of the United States of America or any foreign state or country of the world.

To act as a music publisher and with the right to acquire musical compositions, to license musical compositions, to print musical compositions in all configurations such as in sheet music form and included in folios to administer music publishing firms for third parties and to do all other things necessary and customarily done by music publishers.

The corporation, in furtherance of its corporate purposes set forth above, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

3. The office of the corporation is to be located in the City of White Plains, County of Westchester, State of New York.

4. The aggregate number of shares which the corporation shall have the authority to issue is 200 shares all of which shall be without par value.

5. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Jules I. Kurz, Esq., 9 Willows Lane, White Plains, New York, 10605.

The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 22nd day of October, 1984 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

JULES I. KURZ	/s/ Jules I. Kurz
Name of Incorporator	Signature

9 Willows Lane, White Plains, NY 10605 Address

2

CERTIFICATE OF INCORPORATION

OF

ROADRUNNER RECORDS & MUSIC PUBLISHING CO., INC.

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF

ROADRUNNER RECORDS & MUSIC PUBLISHING CO., INC.

under Section 805 of the Business Corporation Law

We, The Undersigned, Cees Wessels and Jules I. Kurz, being the President and Secretary, respectively of ROADRUNNER RECORDS & MUSIC PUBLISHING CO., INC., do hereby certify and set forth:

(1) The name of the Corporation is:

ROADRUNNER RECORDS & MUSIC PUBLISHING CO, INC.

(2) The Certificate of Incorporation of said Corporation was filed by the Department of State of the State of New York on the 7th day of November, 1984.

(3) The amendment to the Certificate of Incorporation was authorized, first by the Board of Directors, followed by an affirmative majority vote of the holders of all outstanding shares of stock with authority to vote thereon.

(a) To amend the Certificate of Incorporation as to change the name of Corporation to:

ROADRUNNER RECORDS, INC.

Paragraph 1 of the Certificate of Incorporation is hereby amended to read as follows:

The name of the Corporation is:

ROADRUNNER RECORDS, INC.

IN WITNESS WHEREOF, We have signed this Certificate on this 10th day of May, 1994, and affirm the statements made herein as true, under penalties of perjury.

s/ Cees Wessels
Cees Wessels, President

s/ Jules I. Kurz
Jules I. Kurz, Secretary

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF

ROADRUNNER RECORDS & MUSIC PUBLISHING CO., INC.

under Section 805 of the Business Corporation Law